                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [x]  Definitive Proxy Statement

    [ ]  Definitive Additional Materials

    [ ]  Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                              (D/B/A MVC CAPITAL)
_______________________________________________________________________________
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

_______________________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

    [x]  No fee required.

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

        (1) Title of each class of securities to which transaction applies:

            ____________________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

        (4) Proposed maximum aggregate value of transaction:

            ____________________________________________________________________

        (5) Total fee paid:

            ____________________________________________________________________

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid

             ___________________________________________________________________

        (2) Form, Schedule or Registration Statement No.:

            ____________________________________________________________________

        (3) Filing Party:

            ____________________________________________________________________

        (4) Date Filed:

            ____________________________________________________________________

[MVC CAPITAL LOGO]


                                                                January 29, 2003


DEAR FELLOW STOCKHOLDER:


    You are cordially invited to attend the 2003 Annual Meeting of Stockholders of MVC Capital. We are pleased to enclose a notice of the meeting and a Proxy Statement that outlines the formal agenda for the meeting, along with an Annual Report for the Fund's financial year end 2002. We hope that you will be able to join us. Whether or not you plan to attend the meeting, please sign and mail the enclosed proxy card. Your vote is crucial to the future direction of your Company.


    Please note that we are putting up for election all seven Directors, including six new Directors who are world-class business professionals with proven track records in building stockholder value.


    Our candidates are convinced that MVC Capital has embarked on the right strategy at the right time. Most of you invested in MVC Capital for the opportunity to participate in long-term venture capital investments in information technology. We believe our Director slate represents the best people to oversee the implementation of the Fund's strategy going forward.


    We believe that venture capital investing has reached a turning point in its history. Your Fund's management prudently conserved cash in anticipation of the time that is before us. It is now time to make the investments that will create the next wave of great information technology companies.

    We are excited about our recent investments -- high-potential companies supported by top-flight venture capital firms. These investments are further evidence that we are making progress consistent with our original mission -- 'long-term capital appreciation from venture capital investments . . . in companies that we believe have high growth potential over the long term.'


    YOUR VOTE IS IMPORTANT. A dissident stockholder -- Millenco, L.P. -- has announced its intention to begin a proxy contest. Among other things, Millenco will be proposing its own nominees to seize control of your Company's Board of Directors. Millenco is a hedge fund with a record of 'raiding' closed-end funds, and we urge you to reject Millenco and its nominees.


    Your new Director candidates are making their own personal investments in the Company. These individuals believe the Company has a bright long-term future and intend to align their interests directly with yours.


    Therefore, your vote FOR the Fund's Board of Directors (Proposals 1, 2 and 3) and AGAINST Proposals 4 and 5 is critical. Please sign, date and mail the WHITE proxy card TODAY.

    We appreciate your support.

                                          On behalf of your Board of Directors,
                                          Sincerely,

                                          John M. Grillos

                                          John M. Grillos
                                          Chief Executive Officer

3000 SAND HILL ROAD, BUILDING ONE, SUITE 155   MENLO PARK, CALIFORNIA 94025
T. 650-926-7000   F. 650-926-7001   www.mvccapital.com
                   meVC DRAPER FISHER JURVESTON FUND I, INC.
                              (D/B/A MVC CAPITAL)

                   3000 SAND HILL ROAD, BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025

                           --------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 28, 2003
                           --------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ('Annual Meeting') of MVC Capital (the 'Fund') will be held at Quadrus Conference Center, QCC Room, 2400 Sand Hill Road, Menlo Park, California 94025 on Friday, February 28, 2003, at 9:00 a.m. Local time, for the following purposes:

    (1) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2004;

    (2) To elect two directors to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2005;

    (3) To elect three directors to serve until the Annual Meeting of Stockholders to be held in 2006;

    (4) To consider a stockholder proposal to recommend that the Fund's By-laws be amended to permit any stockholder owning at least five percent of the outstanding common stock of the Fund to demand that the Fund's Chairman, Vice Chairman, Chief Executive Officer, or President call a special meeting of stockholders;

    (5) To consider a stockholder proposal to recommend that the Board of Directors conduct a tender offer for 25 percent of the outstanding shares of the Fund at an amount equal to 95 percent of the Fund's net asset value in any year where the Fund's discount averages over 10 percent; and

    (6) To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on February 6, 2003 as the record date for the determination of stockholders entitled to vote at the meeting or any adjournment or postponement thereof.

    Any proposal for which a quorum is present and sufficient votes are received may be approved at the Annual Meeting, regardless of whether a quorum is present or sufficient votes are received with respect to any other proposal. In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Annual Meeting, the persons named as proxy holders may propose one or more adjournments of the Annual Meeting, in accordance with applicable law, to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Annual Meeting. The persons named as proxy holders will vote in favor of such adjournment those proxies which they are entitled to vote in favor of any proposal, and will vote against any such adjournment those proxies to be voted against that proposal.

                                          By Order of the Board of Directors,

                                          Nino Marakovic

                                          Nino Marakovic
                                          Secretary

Menlo Park, California
January 29, 2003

    IMPORTANT: IT IS IMPORTANT TO YOUR INTERESTS THAT ALL STOCKHOLDERS PARTICIPATE IN THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. ACCORDINGLY, THE FUND URGES YOU TO FILL OUT, SIGN AND PROMPTLY RETURN THE WHITE PROXY CARD IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. INSTRUCTIONS ARE SHOWN ON THE PROXY CARD. YOU MAY RECEIVE MORE THAN ONE PROXY CARD. STOCKHOLDERS CANNOT VOTE VIA TELEPHONE OR THE INTERNET, AND MAY ONLY VOTE BY COMPLETING AND RETURNING A PROXY CARD IN THE ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE ENCLOSED WHITE PROXY CARD MAY SAVE THE FUND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ASSURE A QUORUM AT THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.

                                PROXY STATEMENT

                   meVC DRAPER FISHER JURVETSON FUND I, INC.
                              (D/B/A MVC CAPITAL)

                   3000 SAND HILL ROAD, BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025

                           --------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 28, 2003

                           --------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors ('Board') of meVC Draper Fisher Jurvetson Fund I, Inc. (d/b/a MVC Capital), a Delaware corporation ('Fund'), to be voted at the Annual Meeting of Stockholders of the Fund ('Meeting') to be held at Quadrus Conference Center, QCC Room, 2400 Sand Hill Road, Menlo Park, California 94025, on Friday, February 28, 2003, at 9:00 a.m. Local time. The approximate mailing date for this Proxy Statement is January 29, 2003, or as soon as practicable thereafter.

    As you may be aware, Robert Knapp of Millenco, L.P. ('Millenco'), a dissident stockholder, has announced his intention to commence a hostile proxy contest, and the Fund believes that he will distribute his own proxy solicitation materials ('Dissident Proxy') to stockholders. Mr. Knapp will attempt to solicit your vote for the purpose, among other things, of electing his colleagues as directors of your Fund. It is our belief that Millenco is a short-term profit-seeker in a long-term fund designed for individual investors. Their short-term approach is fundamentally inconsistent with venture capital investing. The Fund's Directors believe that Mr. Knapp will nominate candidates for positions on the Board ('Dissident Nominees') to further Mr. Knapp's personal agenda, including a liquidation or merger of the Fund, which is unrelated and counter to the Fund's investment objective. Mr. Knapp's public statements that he will consider liquidation of the Fund are naive and demonstrate his lack of understanding of the fundamentals of MVC Capital's business model. THE DIRECTORS' REASONS FOR STRONGLY OPPOSING THE DISSIDENT NOMINEES AND MR. KNAPP'S OTHER PROPOSALS WILL BE SET FORTH IN SUBSEQUENT PROXY MATERIALS FROM THE BOARD. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

    All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the WHITE proxy card. Unless instructions to the contrary are marked thereon with respect to each proposal, proxies received will be voted FOR Proposals 1, 2 and 3 to elect members of each class of Directors, but AGAINST the stockholder proposals set forth under Proposal 4 and Proposal 5. The appointed proxy holders will vote in their discretion on any other business as may properly come before the Meeting or any adjournments or postponements thereof. Any proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Fund (addressed to the Secretary at the principal executive office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025), by executing another proxy card, or by attending and voting by ballot at the Meeting. Stockholders may vote using the enclosed WHITE proxy card along with the enclosed envelope with pre-paid postage.

    The presence at the Meeting, in person or by proxy, of the majority of the shares of the Fund's common stock shall be necessary and sufficient to constitute a quorum for the transaction of business with respect to the Fund. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal.

    Approval of Proposals 1, 2 and 3 to elect the Fund's seven nominees to the Fund's Board will require the vote of a plurality of the votes present or represented by proxy at the Meeting and entitled to vote on the election of Directors. Since Directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not affect their election.

    Approval of the stockholder proposals set forth as Proposal 4 and Proposal 5 require the vote of a majority of the stockholders having voting power present at the Meeting in person or represented by proxy. For purposes of Proposal 4 and Proposal 5, abstentions are counted as present at the Meeting for purposes of each proposal and, therefore, will count as a vote 'against' each proposal. For purposes of Proposal 4 and Proposal 5, broker non-votes are treated as votes not cast at the meeting and, therefore, will have no effect on the approval or rejection of Proposal 4 or Proposal 5.

    In the event that the necessary quorum to transact business at the Meeting is not obtained or a quorum is present at the Meeting but sufficient votes to approve the proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If the necessary quorum is not obtained, the persons named as proxy holders will vote in favor of the adjournment. If a quorum is present, the proxy holders will vote those proxies required to be voted 'for' a proposal in favor of such adjournment, and will vote those proxies required to be voted 'against' the proposal, against adjournment. A stockholder vote may be taken on any proposal prior to adjournment if sufficient votes have been received for approval of that proposal.

    The Board has fixed the close of business on February 6, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Stockholders on the record date will be entitled to one vote for each share held. As of January 24, 2003, the Fund had 16,296,800 shares of common stock outstanding.

    The Board knows of no business other than that mentioned in the Notice of the Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed WHITE proxy card to vote in accordance with their best judgment.


    The Fund will furnish, without charge, a copy of the Fund's 10-K for its fiscal year ended October 31, 2002, and any more recent reports, to any Fund stockholder upon request. To request a copy, please write or call the Fund at 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025 or
(877) 474-6382.


                  PROPOSALS 1, 2 AND 3: ELECTION OF DIRECTORS

    The Fund's By-Laws provide that the Board will be divided into three classes, as nearly equal in number as possible, each of which will serve for three years, with one class being elected each year. Each year the term of office of one class will expire. The Board, including the Directors who are not 'interested persons' (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ('1940 Act')) ('independent Directors') of the Fund, upon the recommendation of the Fund's Nominating and Compensation Committee which is composed entirely of independent Directors, has nominated: Mr. Michael H. Jordan and Mr. John M. Grillos to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2004; Mr. Laurence R. Hootnick and Mr. Peter J. Locke to serve for the remainder of the term to expire at the Annual Meeting of Stockholders to be held in 2005; and Mr. Vincent H. Tobkin, Mr. Frederick M. Hoar, and Mr. James K. Sims for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2006, unless and until their respective successors are duly elected and qualified.

    On December 19, 2002, Vice Chancellor Lamb of The Court of Chancery of the State of Delaware granted Millenco's motion for summary judgment on its claim that the former board of directors ('Prior Board') breached their duty of disclosure under Delaware law by omitting material facts concerning the business relationship among three of the directors (Messrs. Grillos, Gerhard and Hughes) at eVineyard, Inc. (a privately held corporation) ('eVineyard') from the 2001 and 2002 proxy statements. Mr. Grillos, an 'interested' director of the Fund by reason of being its CEO and managing member of Draper Fisher Jurvetson MeVC Management Co., LLC ('former Sub-Advisor' or 'Draper Advisers'), was Chairman of the Board and Chairman of the Compensation Committee of eVineyard at the same time that Messrs. Gerhard and Hughes, then current independent Directors of the Fund, were officers of eVineyard. Vice Chancellor Lamb, finding that the omissions rendered the proxy statements false and misleading, ordered the Fund to hold new elections for the seats held by Messrs. Grillos and

Gerhard and former director Mr. Peter S. Freudenthal, to be conducted either in conjunction with the Fund's annual meeting in 2003 (at which two other director seats are up for election) if that meeting is held within 60 days of the date of the Vice Chancellor's order, or separately on or before February 15, 2003. The Vice Chancellor noted without comment Millenco's statement that the remaining claims in Millenco's latest amended complaint were no longer at issue in the case.
    On December 22, 2002, the Fund filed a motion for re-argument of the Vice Chancellor's order with respect to the date by which the Fund must hold an annual or special meeting for the election to fill the three directors' seats. On January 8, 2003, the Vice Chancellor issued an order granting the Fund's motion to re-argue and extending the latest date for that election to February 28, 2003.
    On January 6, 2003, the Prior Board held a meeting to discuss the upcoming annual meeting of stockholders and the proxy solicitation process. The Prior Board also discussed at great length the qualifications of various directors to be considered for appointment to the Board. On January 6, 2003, the Prior Board determined to increase the size of the Board from five members to seven members so that the Fund would have greater expertise and experience in managing the Fund's affairs. On January 7, 2003, the Prior Board nominated Messrs. Grillos, Jordan, Tobkin, Hootnick, Locke and Hughes to serve as Directors of the Fund and determined that the names of those persons be submitted to stockholders for approval as Directors of the Fund.
    On January 16, 2003, the Prior Board, including the then current independent Directors of the Fund, appointed Messrs. Hootnick, Jordan, Locke and Tobkin to fill vacancies on the Board that would be created by the resignations of Messrs. Gerhard, Hughes and Lufkin and the existing vacancy of Mr. Freudenthal. On January 16, 2003, the Prior Board nominated Mr. Grillos to serve as a Class I director for the remainder of the three-year term to which he was elected in 2001, Mr. Hootnick to serve as a Class II director for the remainder of the three-year term to which Mr. Gerhard was elected in 2002, and Mr. Jordan to serve as a Class I director for the remainder of the three-year term to which Mr. Freudenthal was elected in 2001. On January 16, 2003, the Prior Board also nominated Mr. Locke to serve for the remainder of the three-year term of the newly-created Class II directorship, the term of which expires at the Annual Meeting of Stockholders to be held in 2005, and Mr. Tobkin to serve as Class III director for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2006.
    On January 16, 2003, the current Board, including the independent Directors, held a meeting at which they ratified and approved an increase in the size of the Fund's Board from five members to seven members. Each of the independent Directors ratified and accepted their appointment to fill the vacancy on the Board that had been created by the resignations of Messrs. Gerhard, Hughes and Lufkin and the existing vacancy of Mr. Freudenthal.

    At the same meeting, the Board also ratified the nomination of Mr. Grillos to serve as a Class I director for the remainder of the three-year term to which he was elected in 2001, ratified the nomination of Mr. Hootnick to serve as a Class II director for the remainder of the three-year term to which Mr. Gerhard was elected in 2002, and ratified the nomination of Mr. Jordan to serve as a Class I director for the remainder of the three-year term to which Mr. Freudenthal was elected in 2001. At the same meeting, the Board also ratified the nomination of Mr. Locke to serve for the remainder of the three-year term of the newly-created Class II directorship, the term of which expires at the Annual Meeting of Stockholders to be held in 2005, and ratified the nomination of Mr. Tobkin to serve as a Class III director for a three-year term to expire at the Annual Meeting of Stockholders to be held in 2006. Finally, at that meeting, the Board accepted the nomination of Messrs. Hoar and Sims by the Fund's current Nominating and Compensation Committee to serve as Directors of the Fund and determined that Messrs. Hoar and Sims be submitted to stockholders for approval as directors of the Fund. Each nominee has indicated an intention to serve if elected and has consented to be named in this Proxy Statement.

    It is the intention of the persons named on the enclosed WHITE proxy card to vote for the election of the persons listed below. The Board knows of no reason why any of these nominees will be unable to serve, but in the event of any such inability, the proxies received will be voted for such substituted nominees as the Board may recommend.
    The names of the Fund's nominees for election as Directors, and their addresses, ages and principal occupations during the past five years, are provided in the tables below. Messrs. Grillos and Sims are 'interested persons' (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Fund and are referred to in the table below as 'Interested Directors.' Other Directors are referred to in the table below as 'Independent Directors.' There are no other funds in the Fund Complex.


                          CLASS I INDEPENDENT DIRECTOR

                                        TERM OF
                        POSITION(S)   OFFICE* AND
                         HELD WITH     LENGTH OF    PRINCIPAL OCCUPATION(S) DURING     OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE    THE FUND     TIME SERVED           PAST FIVE YEARS          DIRECTOR OR NOMINEE FOR DIRECTOR
---------------------    --------     -----------           ---------------          --------------------------------
MICHAEL H. JORDAN       Director     Since January  Mr. Jordan is currently          Aetna Inc. (formerly Aetna
4700 Clairton                        2003           retired.                         Services, Inc., Aetna Life
Boulevard Suite 107                                 Mr. Jordan is the General        Insurance Company and Aetna
Pittsburgh, PA 15236                                Partner of Global Asset Capital  Retirement Services, Inc.)
Age: 66                                             LLC (venture capital firm) from  (financial services provider)
                                                    2001 to present.                 (since 1992)
                                                    Mr. Jordan was Chairman and      Dell Computer Corporation
                                                    Chief Executive Officer of CBS   (personal computing) (since
                                                    Corporation, formerly            1992)
                                                    Westinghouse Electric            M&K Jordan Family L.P.
                                                    Corporation, from 1993 until     (charitable giving) (since 1993)
                                                    1998.                            Consorcio International
                                                                                     Hospital, S.A. de C.V. (hospital
                                                                                     services) (since 1994)
                                                                                     eOriginal, Inc.
                                                                                     (electronic document services)
                                                                                     (since 1999)
                                                                                     eRewards
                                                                                     (developer of internet-based
                                                                                     customer loyality systems)
                                                                                     (since 1999)
                                                                                     MHJ Holdings Co. (consulting
                                                                                     services) (since 1999)
                                                                                     WPP Group plc
                                                                                     (global communications services)
                                                                                     (since 1999)
                                                                                     Enikia Incorporated (home
                                                                                     networking technologies) (since
                                                                                     2000)
                                                                                     Feld Partners Management, LLC
                                                                                     (IT consulting services) (since
                                                                                     2000)
                                                                                     Global Asset Capital, LLC
                                                                                     (venture capital fund) (since
                                                                                     2001)
                                                                                     i2 Technologies, Inc. (global
                                                                                     provider of ebusiness solutions)
                                                                                     (since 2001)
                                                                                     Nearware Networks, Inc.
                                                                                     (technology-driven media
                                                                                     solutions) (since 2001)
                                                                                     Pinnacor (formerly Screaming
                                                                                     Media) (global content &
                                                                                     technology solutions provider)
                                                                                     (since 2001)
                                                                                     Galaxy Nutritional Foods, Inc.
                                                                                     (health food producer) (since
                                                                                     2003)
                                                                                     Mr. Jordan also serves as:
                                                                                     Chairman of the National Foreign
                                                                                     Trade Council
                                                                                     Trustee of The Brookings
                                                                                     Institution
                                                                                     Member and former Chairman of
                                                                                     the U.S.-Japan Business Council
                                                                                     Chairman of The College
                                                                                     Fund/UNCF
                                                                                     Member of The Business Council

                         CLASS II INDEPENDENT DIRECTORS

                                        TERM OF
                        POSITION(S)   OFFICE* AND
                         HELD WITH     LENGTH OF    PRINCIPAL OCCUPATION(S) DURING     OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE    THE FUND     TIME SERVED           PAST FIVE YEARS          DIRECTOR OR NOMINEE FOR DIRECTOR
---------------------    --------     -----------           ---------------          --------------------------------
LAURENCE R. HOOTNICK    Director     Since January  Mr. Hootnick currently is        Blue Pumpkin, Inc. (software)
600 Hansen Way                       2003           Managing Member of Acuity        (since 1998)
Suite 245                                           Ventures II LLC (venture         PDHI, Inc.
Palo Alto, CA 94304                                 capital firm), and served as a   (software) (since 1999)
Age: 60                                             director from 2001 to 2003.      Software Made Easy, Inc.
                                                    Formerly, Mr. Hootnick served    (software) (since 2000)
                                                    as President of Persistence      Benefitstreet, Inc.
                                                    Software, Inc. (an application   (software) (since 2001)
                                                    server software company) from    G Commerce, Inc. (software)
                                                    1999 until 2000, and President   (since 2001)
                                                    and Chief Executive Officer of   Monogen, Inc.
                                                    Consilium, Inc. (semi-conductor  (medical devices) (since 2002)
                                                    software company) from 1996
                                                    until 1999.

PETER J. LOCKE          Director     Since January  Mr. Locke is currently a
31 Orinda View Road                  2003           commercial arbitrator.
Orinda, CA 94563                                    From 1981 to 2001, Mr. Locke
Age: 57                                             was Managing Director, Western
                                                    Region Head, Corporate Banking
                                                    Division, of Citicorp.


                                           CLASS III INDEPENDENT DIRECTORS

                                        TERM OF
                        POSITION(S)   OFFICE* AND
                         HELD WITH     LENGTH OF     PRINCIPAL OCCUPATION(S) DURING     OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE    THE FUND     TIME SERVED           PAST FIVE YEARS           DIRECTOR OR NOMINEE FOR DIRECTOR
----------------------  -----------  -------------  --------------------------------  --------------------------------
FREDERICK M. HOAR       Nominee                     Mr. Hoar is currently a branding  Semotus Solutions, Inc.
Santa Clara University                              and marketing consultant.         (wireless application service
500 El Camino Road                                  Since January 2002, Mr. Hoar has  provider) (since 1997)
Santa Clara, CA 95050                               served as the Dean's Executive    Qool.com (free auction company)
Age: 76                                             Professor of Marketing at Santa   (since 1997)
                                                    Clara University, Leavey School   NetProspect, Inc. (ecommerce)
                                                    of Business.                      (since 1999)
                                                    In 1989, Mr. Hoar joined          Semotus Solutions Inc. (wireless
                                                    Miller/Shandwick Technologies     ASP) (since 2000)
                                                    (public relations) as Chief       Simentra, Ltd. (management
                                                    Executive Officer of Miller       services -- United Kingdom and
                                                    West, a division of               Northern Ireland) (since 2002)
                                                    Miller/Shandwick Technologies,    Mr. Hoar serves as a member of
                                                    and later Chairman of the entire  the advisory boards of the
                                                    agency until January 2002.        following entities:
                                                                                      Pacific Enterprise Capital
                                                                                      The Churchill Club
                                                                                      The Commonwealth Club
                                                                                      Junior Achievement
                                                                                      The Santa Clara University
                                                                                      Leavey School of Business

VINCENT H. TOBKIN       Director,    Since January  Mr. Tobkin was Founder and has
One Embarcadero Center  Chairman of  2003           served as a Director and Head of
San Francisco, CA       the Board                   the Worldwide Technology and
94111                                               Telecom Practice of Bain &
Age: 51                                             Company (management consulting)
                                                    since 1992.
                                                    Mr. Tobkin was an advisor for
                                                    Net Insight (Swedish networking
                                                    company) from 1997 to 2001.

                                             CLASS I INTERESTED DIRECTOR

                                        TERM OF
                        POSITION(S)   OFFICE* AND
                         HELD WITH     LENGTH OF     PRINCIPAL OCCUPATION(S) DURING     OTHER DIRECTORSHIPS HELD BY
NAME, ADDRESS AND AGE    THE FUND     TIME SERVED           PAST FIVE YEARS           DIRECTOR OR NOMINEE FOR DIRECTOR
----------------------  -----------  -------------  --------------------------------  --------------------------------
JOHN M. GRILLOS'DD'     Chief        Since 2000     Since 2000, Mr. Grillos has       FOLIOfn Inc.
3000 Sand Hill Road     Executive                   served as Chief Executive         (internet brokerage company)
Building 1, Suite 155   Officer and                 Officer of the Fund; Chief        (since 2000)
Menlo Park, CA 94025    Director                    Investment Officer since 2002.    ITech Ice LLP (aircraft charter
Age: 60                                             From 2000 to January 2003, Mr.    and real estate investment
                                                    Grillos also served as the        vehicle) (since 2000);
                                                    Chairman of the Board of the      CBCA (claims processing) (since
                                                    Fund.                             2002);
                                                    Mr. Grillos has been General      TGMVC (data services) (since
                                                    Partner and a Director of Itech   2002)
                                                    Partners LP (venture capital
                                                    firm) since 1996.
                                                    From 1999 until 2002, Mr.
                                                    Grillos served as Managing
                                                    Member of Draper Fisher
                                                    Jurvetson MeVC Management
                                                    Company, LLC (investment
                                                    advisory firm).
                                                    He has served as a Director of
                                                    SmartForce/CBT Systems (e-
                                                    learning software company) from
                                                    1993 until 2002, and was also
                                                    Chief Operating Officer from
                                                    1998 until 1999.
                                                    From 1997 to 1998, Mr. Grillos
                                                    served as Managing Director as
                                                    of Sound View Venture Partners,
                                                    L.P (venture capital fund).
                                                    From 1988 to 1997, Mr. Grillos
                                                    was a Managing Director at
                                                    Robertson, Stephens & Co.
                                                    (investment bank venture capital
                                                    firm).
                                            CLASS III INTERESTED DIRECTOR
JAMES K. SIMS'D'        Nominee                     Mr. Sims has been Chairman and    RSA Security Inc.
10 Post Office Square                               Chief Executive Officer of Gen 3  (encryption technology) (since
9th Floor                                           Partners (consulting) since       1997)
Boston, MA 02109                                    2000.                             The Wang Center for Performing
Age: 56                                             Mr. Sims was President and Chief  Arts
                                                    Executive Officer of Cambridge    (performing arts) (since 1997)
                                                    Tech Partners (IT consulting)     PVI Corporation
                                                    from 1990 to 1999.                (solar technology) (since 2001)

---------

*    All Nominees are up for election at the Meeting.

'DD' Mr. Grillos is deemed to be an interested person because of his affiliation with the Fund and with the Fund's former sub-adviser.

'D' Mr. Sims is deemed to be an interested person because of a transaction proposed to be entered into between Mr. Sims and the Fund.

REQUIRED VOTE

    Approval of Proposals 1, 2 and 3 to elect the Fund's seven nominees to the Fund's Board will require the vote of a plurality of the votes present or represented by proxy at the Meeting and entitled to vote on the election of Directors.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1, 2 AND 3, FOR THE ELECTION OF THE FUND'S SEVEN NOMINEES TO THE FUND'S BOARD.

INTERNALIZATION OF MANAGEMENT OF THE FUND

    From inception through June 19, 2002, meVC Advisers, Inc., a Delaware corporation ('meVC Advisers' or 'former Advisor') provided certain management and administrative services necessary for the operation of the Fund subject to the supervision of the directors. The former Advisor arranged for third parties to perform certain management, administrative and other services, including the hiring of Fleet Investment Advisors, Inc. to manage the Fund's cash and short term interest bearing investments, and the hiring of State Street Bank and Trust Co, Inc. to handle all functions of administration, accounting and custodial work necessary for the operations of the Fund. The former

Advisor provided the Fund, at the former Advisor's expense, with the office space, facilities, equipment, and personnel (whose salaries and benefits were paid by the former Advisor) necessary to enable the Fund to conduct the operational aspects of its business. The former Advisor also hired a sub-adviser, Draper Advisers, who provided the Fund, at the former Sub-Advisor's expense, with the office space, facilities, equipment, and personnel (whose salaries and benefits were paid by the former Sub-Advisor) necessary to enable the Fund to conduct the investment management aspects of its business.

    At the Meeting of the Fund held on March 27, 2002, two proposals pertaining to the re-approval of the former Advisor and the former Sub-Advisor failed to receive the necessary votes for approval. The Fund's Prior Board then determined that the former Advisor and the former Sub-Advisor would continue to serve as the Fund's investment adviser and sub-adviser, respectively, pursuant to interim agreements, which under Securities and Exchange Commission ('SEC') rules may remain in effect for a period of up to 150 days from March 27, 2002. The Prior Board then undertook a thorough review of alternatives for investment management and administration.

    On June 17, 2002, Mr. Freudenthal, then the President, Chief Executive Officer and Chairman of the Board of both the former Advisor and the parent entity of the former Advisor, resigned from his positions as Vice Chairman, President and a Director of the Fund. At the same time Paul D. Wozniak, then the Vice President of Operations for the former Advisor and the Chief Operating Officer and Chief Financial Officer of the parent entity of the former Advisor, resigned from his positions as Vice President, Chief Financial Officer, Treasurer and Secretary of the Fund. Messrs. Freudenthal and Wozniak also resigned from the former Advisor.


    From inception through June 19, 2002, the Fund was charged a management fee by the former Advisor at a rate of 2.5% of the average weekly net assets of the Fund, paid monthly in arrears. The former Advisor had agreed to pay compensation to the directors and officers for any and all services rendered to the Fund and had agreed to pay all Fund expenses above and beyond the 2.5% management fee paid to the former Advisor by the Fund. On June 19, 2002, the former Advisor resigned without prior notice to the Fund, effective immediately, as the Fund's investment adviser. This resignation resulted in the automatic termination of the agreement between the former Advisor and the former Sub-Advisor to the Fund. As a consequence, the agreement with the former Advisor where the former Advisor agreed to pay all Fund expenses above and beyond the 2.5% management fee paid to the former Advisor by the Fund also terminated. Once the former Advisor terminated its advisory agreement with the Fund, that agreement was no longer in effect and any expense limitation provisions in that agreement were also no longer in effect.


    Subsequent to the resignation of the former Advisor, the Fund determined that the former Advisor had not paid certain vendors for services performed on behalf of the Fund, which the former Advisor had agreed to pay. On August 30, 2002, the Fund paid or accrued $463,535.48 in expenses to pay those vendors, which resulted in a $0.028 decrease in net asset value per share. The Fund is considering legal actions that it may take against the former Advisor to recover these expenses that the Fund was forced to assume and pay.

    Subsequently on June 19, 2002, the Prior Board met to make prompt determinations with respect to the appropriate arrangements for the Fund's continued operations, specifically in the areas of portfolio management, cash management and administration. Upon a consideration of options then available to the Fund, the then current independent directors of the Fund concluded that internalizing the management of the Fund's operations was a reasonable alternative, and the most viable option under the circumstances. The Prior Board, and the then current independent Directors voting separately, then appointed Mr. Grillos, to serve as the interim Chief Executive Officer and to conduct the day to day operations of the Fund, and to hire employees, vendors and consultants necessary to perform all operations of the Fund, including cash management, investment of the Fund's assets, and all necessary administrative, legal and compliance functions not then already performed by a third party.

    The Prior Board, and the then current independent Directors voting separately, also authorized the Fund to hire Ms. Ann Oglanian as a consultant to assist the Fund through the process of internalizing management and to consult with the Fund regarding ongoing administrative and operational matters. Ms. Oglanian also served as Acting Chief Operating Officer of the Fund from June 2002 through November 2002. Certain individuals who had been employed by the former Advisor or the former Sub-Advisor were hired by the Fund to enable the Fund to continue to provide portfolio management, as well as cash management and administrative services. Mr. Nino Marakovic, a Principal and Partner of Draper Advisers, was appointed as Secretary of the Fund.

    In October 2002, the then current independent Directors completed their due diligence regarding the investment management and administration alternatives for the Fund. The then current independent Directors stated their commitment to maintaining the Fund's investment objective of long term capital appreciation from venture capital investments in information technology companies and that it was in the best interest of the Fund and its shareholders to continue to conduct the Fund's investment operations through internal management. The then current independent Directors also agreed that it would be in the Fund's best interest to consider engaging in venture lending activities in addition to its venture equity investments. The then current independent Directors unanimously:
(a) appointed John M. Grillos, the then Chairman of the Board and CEO, to serve as the Fund's Chief Investment Officer; (b) elected William Del Biaggio III as President of the Fund; (c) agreed to consider investing in debt instruments issued by information technology companies; and (d) agreed to continue to conduct the Fund's operations through internal management by the Fund's Board, officers and employees. In November 2002, Mr. Michael D. Stewart was hired as Acting Chief Financial Officer of the Fund.

OFFICERS OF THE FUND

    The names of the officers of the Fund who are not Directors, their addresses, ages and principal occupations during the past five years are provided in the table below:

                                   POSITION(S)                                       PRINCIPAL
                                      HELD           TERM OF OFFICE*               OCCUPATION(S)
                                    WITH THE          AND LENGTH OF                 DURING PAST
     NAME, ADDRESS AND AGE            FUND             TIME SERVED                  FIVE YEARS
     ---------------------            ----             -----------                  ----------
William Del Biaggio III          President            Since October      President, MVC Capital (since
3000 Sand Hill Road                                   2002               2002); Director, New Vine
Building 1, Suite 155                                                    Logistics (since 2001); Board
Menlo Park, CA 94025                                                     Member, The Technology Museum of
Age: 35                                                                  San Jose (since 2001); General
                                                                         Partner, BDB Fund I, LP (since
                                                                         2001); General Partner, BDB Fund
                                                                         II, LP (since 2001); Board
                                                                         Member, Santa Clara County
                                                                         'Healthy Kids' Program (since
                                                                         2001); General Partner, Page Mill
                                                                         Capital (since 2000); President,
                                                                         Chief Executive Officer &
                                                                         Director, Sand Hill Capital
                                                                         Holdings, Inc. (from 2000 to
                                                                         2002); General Partner, Sand Hill
                                                                         Capital Fund I, LP (from 2000 to
                                                                         2002); Managing Member, Sand Hill
                                                                         Capital Partner, III, LLC (from
                                                                         2000 to 2002); Board Member,
                                                                         Electronic Health Information
                                                                         (from 2000 to 2002); Director,
                                                                         Timpany Networks (from 2000 to
                                                                         2001); General Partner, Sand Hill
                                                                         Capital II LP (from 1999 to
                                                                         2002); Board Member, The Role
                                                                         Model Program (from 1998 to
                                                                         2002); President and Chief
                                                                         Executive Officer, Sand Hill
                                                                         Capital, LLC (venture debt) (from
                                                                         1997 to 2002); Director, Valley
                                                                         Community Bank (from 1998 to
                                                                         2001); President and Chief
                                                                         Executive Officer, Sand Hill
                                                                         Capital (venture firm) (from 1997
                                                                         to 2001); Board Member, Med-Cor
                                                                         Health Information (from 1998 to
                                                                         2000); Director, Heritage Bank of
                                                                         Commerce (from 1994 to 1996 and
                                                                         since 2001).

                                   POSITION(S)                                       PRINCIPAL
                                      HELD           TERM OF OFFICE*               OCCUPATION(S)
                                    WITH THE          AND LENGTH OF                 DURING PAST
     NAME, ADDRESS AND AGE            FUND             TIME SERVED                  FIVE YEARS
     ---------------------            ----             -----------                  ----------
Ann Oglanian                     Consultant       Consultant from June   Consultant (since 2002); General
3000 Sand Hill Road                               2002 to present;       Counsel and Managing Director,
Building 1, Suite 155                             Acting Chief           Montgomery Asset Management
Menlo Park, CA 94025                              Operating Officer      (investment adviser) (from 2000
Age: 41                                           from June 2002         to 2001); Partner, Vedder Price
                                                  through November       (law firm) (from 1996 until
                                                  2002.                  1999).

Nino N. Marakovic                Executive Vice   Executive Vice         Executive Vice-President, MVC
3000 Sand Hill Road              President and    President since        Capital (venture capital) (since
Building 1, Suite 155            Secretary        October 2002;          2002); Principal and Partner,
Menlo Park, CA 94025                              Secretary since June   Draper Advisers (investment sub-
Age: 30                                           2002                   advisory services) (from 2000 to
                                                                         2002); Investment Banker and
                                                                         Senior Associate, Robertson
                                                                         Stephens (investment banking)
                                                                         (from 1998 to 2000).


Michael D. Stewart               Acting Chief     Since November 2002    Acting Chief Financial Officer,
3000 Sand Hill Road              Financial                               MVC Capital (venture capital)
Building 1, Suite 155            Officer                                 (since 2002); Chief Financial
Menlo Park, CA 94025                                                     Officer Private Equity, Thomas
Age: 40                                                                  Weisel Partners (investment bank)
                                                                         (from 2000 to 2002); Senior Audit
                                                                         Manager, PricewaterhouseCoopers
                                                                         (professional services
                                                                         organization) (from 1996 to
                                                                         2000).

---------

* Officers hold their positions with the Fund until a successor has been duly elected and qualified.

OWNERSHIP OF SECURITIES

    As of January 24, 2003, the Fund's Directors and executive officers, as a group, owned less than 1% of the Fund's outstanding shares of common stock. The information as to ownership of securities, which appears below, is based on statements furnished to the Fund by its Directors and executive officers.

    As of January 24, 2003, the dollar range of equity securities owned beneficially by each Director in the Fund was as follows:

                                                                                  AGGREGATE DOLLAR RANGE
                                                                                   OF EQUITY SECURITIES
                                                                                     IN ALL REGISTERED
                                                                                   INVESTMENT COMPANIES
                                                                                     OVERSEEN OR TO BE
                                                                                   OVERSEEN BY DIRECTOR
                                                           DOLLAR RANGE                 OR NOMINEE
                                                       OF EQUITY SECURITIES            IN FAMILY OF
                NAME OF DIRECTOR                            IN THE FUND            INVESTMENT COMPANIES
                ----------------                            -----------            --------------------
Independent Directors
Frederick M. Hoar................................             --                          --
Laurence R. Hootnick.............................        $1 - $10,000                $1 - $10,000
Michael H. Jordan................................        $1 - $10,000                $1 - $10,000
Peter J. Locke...................................        $1 - $10,000                $1 - $10,000
Vincent H. Tobkin................................        $1 - $10,000                $1 - $10,000

Interested Directors
John M. Grillos..................................        over $100,000              over $100,000
James K. Sims....................................             --                          --

COMMITTEES AND BOARD OF DIRECTORS MEETINGS

    The Board has established an Audit Committee that acts pursuant to a written charter and is responsible for overseeing the Fund's accounting and financial reporting policies, practices and internal controls. The Board has adopted a written charter for the Audit Committee. The Audit Committee of the Board currently consists of Messrs. Hootnick, Locke, and Jordan, who are each independent as defined in Section 303.01 of the listing standards of the New York Stock Exchange, Inc. ('NYSE'). The Audit Committee's duties are (a) to review the financial and accounting policies of the Fund, including internal accounting control procedures, and to review reports prepared by the Fund's independent accountants; (b) to review and recommend approval or disapproval of audit services and the fees charged for the services; (c) to evaluate the independence of the independent accountants and to recommend whether to retain the independent accountants for the next fiscal year; and (d) to report to the Board and make such recommendations as it deems necessary. The Audit Committee met twice during the Fund's fiscal year ended October 31, 2002. All members of the Audit Committee during the fiscal year ended October 31, 2002 attended those meetings. The current members of the Audit Committee met on January 16, 2003 to review the audited financial statements of the Fund.

    The Prior Board has adopted an Audit Committee Charter, the most recently amended copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 from PricewaterhouseCoopers LLP ('PwC'), the Fund's independent accountants, and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC required to be discussed by Statement on Auditing Standards No. 61. Based on the foregoing, the Audit Committee has recommended to the Board that the Fund's audited financial statements be included in the Fund's annual report to stockholders for the fiscal year ended October 31, 2002.

    On February 4, 2002, the Prior Board established a Nominating Committee that is responsible for selecting, reviewing and nominating persons for election to the Fund's Board. On February 4, 2002, the Board also established a Compensation Committee that is responsible for considering and making recommendations to the Board regarding all matters relating to the compensation of the Fund's Directors and officers. During the Fund's fiscal year ended October 31, 2002, neither the Nominating Committee nor the Compensation Committee held any meetings. On January 16, 2003, the Board combined the functions of the committees into one committee, the Nominating and Compensation Committee, which currently is comprised of Messrs. Tobkin and Locke. The Nominating and Compensation Committee will not consider nominees recommended by stockholders. The Nominating and Compensation Committee is also responsible for considering and making recommendations to the Board regarding the amount of fees paid to the Fund's various service providers.

    The Prior Board has established a Valuation Committee. The Valuation Committee is authorized, empowered and directed to value the Fund's portfolio investments pursuant to and in accordance with the methodology in the Fund's registration statement and the Fund's 'Policy and Procedures for Valuing Portfolio Investments and Securities.' The Valuation Committee is responsible for determination of the value of securities held by the Fund for which market quotations are not readily available. The Valuation Committee currently consists of Messrs. Tobkin, Hootnick, and Michael Stewart, the Fund's acting chief financial officer. During the Fund's fiscal year ended October 31, 2002, the Valuation Committee met eight times.

    The Prior Board met 12 times during the fiscal year ended October 31, 2002. Each of the Directors then in office, other than Mr. Freudenthal, attended at least 75% of the aggregate number of meetings of the Prior Board and the Committees of the Prior Board on which he served.

COMPENSATION OF DIRECTORS AND CERTAIN OFFICERS


    The following table sets forth information regarding compensation paid by or on behalf of the Fund to each Director for the fiscal year ended October 31, 2002. Prior to June 19, 2002, all Fund expenses, including compensation to the Fund's Directors and officers, were paid by the former Advisor. Following the former Advisor's immediate termination of its advisory agreement with the Fund, beginning on June 20, 2002, compensation to the Fund's Directors and officers has been paid by the Fund. Directors who are 'interested persons' and 'affiliated persons' (as that term is defined in Section 2(a)(3) of the 1940 Act) of the Fund do not receive any compensation from the Fund for their duties as Directors. In September 2002, the Prior Board decreased the fees payable to each Independent Director of the Fund from a $4,800 per month retainer fee and a fee of $10,000 per meeting for attendance at Board meetings to a monthly retainer of $3,500, a fee of $6,000 per meeting for attendance at in-person Board and Committee meetings and a fee of $3,000 for telephonic Board and Committee meetings. At the Board meeting held on January 16, 2003, the independent Directors further decreased the fees payable to them to a $2,500 per month retainer fee, and $1,000 for attendance in-person or telephonically at any Board or Committee meeting. In the future, management may recommend to the Board its consideration of an incentive compensation program for the compensation of the Fund's independent Directors, officers and employees.


                               COMPENSATION TABLE
                       FISCAL YEAR ENDED OCTOBER 31, 2002

                                                         PENSION
                                                            OR
                                                        RETIREMENT
                                                         BENEFITS    ESTIMATED
                                                         ACCRUED       ANNUAL     TOTAL COMPENSATION
                                          AGGREGATE      AS PART      BENEFITS      FROM FUND AND
                                         COMPENSATION    OF FUND        UPON         FUND COMPLEX
           NAME OF DIRECTOR               FROM FUND      EXPENSES    RETIREMENT   PAID TO DIRECTORS
           ----------------               ---------      --------    ----------   -----------------
John M. Grillos(1), (2)................     N/A            N/A          N/A            N/A
Peter S. Freudenthal(3)................      $0            N/A          N/A            $0
Harold E. Hughes, Jr.(4)...............    $118,200        N/A          N/A            $118,200
Chauncey F. Lufkin(4)..................    $115,200        N/A          N/A            $115,200
Larry J. Gerhard(4)....................    $118,200        N/A          N/A            $118,200

---------

(1) An 'interested person,' as defined in the 1940 Act, because of his affiliation with the Fund and the Fund's former Sub-Adviser.

(2) Mr. Grillos did not receive any compensation from the Fund for his services as a Director. Compensation received by Mr. Grillos in his capacity as an officer of the Fund is set forth in the following table.

(3) An 'interested person,' as defined in the 1940 Act, because of his affiliation with the Fund's former Adviser. Mr. Freudenthal resigned as a Director on June 17, 2002.

(4) Resigned as Director on January 16, 2003. From November 1, 2002 through January 16, 2003 each of the Directors received $25,606.45 as compensation for their services for that period.

    The following table sets forth information regarding compensation for each of the Fund's three highest-paid officers for the fiscal year ended October 31, 2002.

                               COMPENSATION TABLE
                       FISCAL YEAR ENDED OCTOBER 31, 2002

                                                    PENSION OR
                                                    RETIREMENT       ESTIMATED
                                                     BENEFITS         ANNUAL       TOTAL COMPENSATION
                                     AGGREGATE      ACCRUED AS       BENEFITS      FROM FUND AND FUND
                                    COMPENSATION   PART OF FUND        UPON         COMPLEX PAID TO
    NAME OF OFFICER, POSITION        FROM FUND       EXPENSES       RETIREMENT         DIRECTORS
    -------------------------        ---------       --------       ----------         ---------
John M. Grillos(1)
  Director and Chief Executive
  Officer.........................    $179,243          N/A             N/A             $179,243
Ann Oglanian(2)
  Consultant;
  Acting Chief Operating
  Officer.........................    $215,760          N/A             N/A             $215,760
Nino Marakovic(3)
  Executive Vice President and
  Secretary.......................    $108,077          N/A             N/A             $108,077

---------

(1) Mr. Grillos received compensation directly from the Fund for the period commencing June 20, 2002. The compensation received by Mr. Grillos from the Fund for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $491,907, had Mr. Grillos been employed by the Fund for the entire fiscal year at the rate of compensation that he received as of October 31, 2002. Prior to June 19, 2002, Mr. Grillos was compensated by the former Sub-Advisor.

(2) Ms. Oglanian commenced services as an acting officer of the Fund on June 19, 2002. The compensation received by Ms. Oglanian for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $592,123, had Ms. Oglanian been employed by the Fund for the entire fiscal year at the same rate of compensation.

(3) Mr. Marakovic commenced services as an Officer of the Fund on June 19, 2002. The compensation received by Mr. Marakovic for the period from June 20, 2002 through October 31, 2002 would have amounted to an annualized compensation of $296,602, had Mr. Marakovic been employed by the Fund for the entire fiscal year at the same rate of compensation. Prior to June 19, 2002, Mr. Marakovic was compensated by the former Sub-Advisor.

                              -------------------

    Mr. Del Biaggio commenced services as an officer of the Fund on October 1, 2002. During the period from October 1, 2002 through October 31, 2002 Mr. Del Biaggio received compensation from the Fund in the amount of $29,167, which would have amounted to an annualized compensation of $350,000, had Mr. Del Biaggio been employed by the Fund for the entire fiscal year at the same rate of compensation.


    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund's officers, Directors, its former Advisor and former Sub-Advisor, affiliates of the former Advisor and former Sub-Advisor, and persons who beneficially own more than 10% of a registered class of the Fund's outstanding securities ('Reporting Persons') to file reports of ownership of the Fund's securities and changes in such ownership with the SEC and the NYSE. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.


    Based solely on its review of the copies of such forms received by it and written representations from certain Reporting Persons that no year-end reports were required for those persons, and except as provided in the following sentence, the Fund believes that during the fiscal year ended October 31, 2002, its Reporting Persons complied with all applicable filing requirements. Ms. Oglanian and Mr. Marakovic, officers of the Fund, filed Form 3 Initial Statements of Beneficial Ownership of the Fund's securities subsequent to the 10 day period specified in the Form.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSALS 1, 2 AND 3, FOR THE ELECTION OF THE FUND'S SEVEN NOMINEES TO THE FUND'S BOARD.

                        PROPOSAL 4: STOCKHOLDER PROPOSAL

STATEMENT OF RECEIPT OF STOCKHOLDER PROPOSAL

    Millenco, L.P., 666 Fifth Avenue, New York, NY 10103-0899, has submitted the following proposal (the 'Millenco Proposal') for inclusion in this Proxy Statement. Such stockholder claims that it has owned shares of the Fund with a market value of at least $2,000 continuously for at least one year and intends to hold these shares continuously until the next stockholders' meeting.

    THE BOARD AND THE FUND ACCEPT NO RESPONSIBILITY FOR THE ACCURACY OF EITHER THE PROPOSAL OR THE STOCKHOLDER'S SUPPORTING STATEMENT. The full text of the stockholder's proposal follows below.

    RESOLVED: That the stockholders of meVC Draper Fisher Jurvetson Fund I, Inc. ('Company') recommend that the Company's Board of Directors take all steps necessary to amend the Company's By-laws to include the provision set forth below, granting stockholders the limited right to call special meetings of stockholders, and take all steps necessary to enable the stockholders to vote to approve the same amendment to the certificate of incorporation:

        'Any stockholder owning at least 5% of the outstanding common stock of the Company may demand that the Company's Chairman, Vice Chairman, Chief Executive Officer or President call a special meeting of stockholders;

        The demand shall be in writing, and shall state the purpose(s) of the special meeting. Within five (5) business days of the Company's receipt of the demand, the officer(s) upon whom the demand is made shall call such meeting to be held at the Company's principal office in the United States, on a date not less than ten (10) nor more than sixty (60) days after the record date for such meeting. The record date shall be fixed as of a date not less than fifteen (15) nor more than thirty (30) days after the date such demand is received.'


    SUPPORTING STATEMENT: This is an advisory proposal which means it is not binding on the Company. The Certificate of Incorporation and By-Laws permit only the Chairman, Vice Chairman, Chief Executive Officer or President of the Fund to call Special Meetings of Stockholders. The Certificate of Incorporation and By-Laws purport to grant stockholders the right to vote to make certain amendments, but the provision depriving stockholders of the right to call a special meeting to vote on such amendments makes the right almost meaningless.


    At the 2002 Annual Meeting, stockholders voted not to renew the investment advisory agreement with meVC Advisers, Inc. ('meVC Advisers') and the investment sub-advisory agreement with Draper Fisher Jurvetson meVC Management Company, LLC ('Draper Advisers'). One of the key terms of the new agreements which the beneficial stockholder proposing this resolution, Millenco, L.P., highlighted in its solicitation in opposition to the agreements was that, if approved, the new agreements could be renewed in the future by the Board of Directors without a vote of stockholders, in contradiction to historical practice. However, after the Company's stockholders rejected the new agreements, rather than recruit new investment advisers and submit new investment advisory agreements to stockholders for their approval, the Company's Board of Directors, all of whom were appointed by principals of meVC Advisers and Draper Advisers, hired executives and employees of meVC Advisers and Draper Advisers to manage the Company internally.

    A stockholder with 5% of the outstanding stock of the Company has a sufficient stake in the Company that it should have the right to call a special stockholders meeting. On the date Millenco is submitting this proposal, it owns more than 5.0% of the Company's common stock, for which it has invested more than $10 million. The Board of Directors, collectively, owns less than 0.1%.

                                   * * * * *

                             BOARD'S RECOMMENDATION


    THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THE PROPOSAL. The Board, including all of the Independent Directors, has determined that the stockholder's proposal would not be in the best interests of the Fund and its stockholders. However, the Fund's Board believes that the Fund's stockholders should have the ability to request a special meeting to propose changing significant corporate policy. Therefore, the Fund's Board adopted a revision to the Fund's By-laws to permit any stockholder or group of stockholders acting in concert that represent 15% or more of the Fund's outstanding common stock to request that the Board call a special meeting of stockholders. The revision to the By-laws adopted by the Board does not require the Board to call a special meeting of stockholders on each occasion that a qualifying stockholder or group of stockholders requests the Board to do so. Rather, it requires that the Board consider whether to call a special meeting of stockholders when requested by a qualifying stockholder or group of stockholders to do so. The revision to the By-laws, as adopted by the Board, is set forth below:


        Any stockholders or group of stockholders acting in concert that owns at least 15% of the outstanding common stock of the corporation may request that the board of directors call a special meeting of stockholders;

        The request shall be in writing and shall state the purpose(s) of the special meeting. The board of directors shall consider the stockholder's request at the next meeting of the board of directors following its receipt of the stockholder's request. If the board of directors determines to call a special meeting, within five (5) business days of the determination of the board of directors, the board of directors shall call such a meeting on a date that shall be not more than sixty (60) nor less than ten (10) days after the record date of such meeting. Written notice of such meeting shall be sent not more than (60) nor less than ten (10) days, or such greater time period required by applicable law, before the date of such meeting to each stockholder entitled to vote at such meeting. The record date for such meeting shall be fixed by resolution of the board of directors on a date not preceding the date of such resolution.

                                 REQUIRED VOTE

    The proposal is advisory only. Adoption of this Proposal 4 requires the approval of a majority of the shares of the Fund present in person or by proxy at the Meeting, if a quorum is present at the Meeting. Should the proposal be approved by the stockholders, the Board will determine whether actions to implement such proposal are advisable.

    THE BOARD BELIEVES THAT THE STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE FUND; ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE 'AGAINST' PROPOSAL NO. 4.

                        PROPOSAL 5: STOCKHOLDER PROPOSAL

STATEMENT OF RECEIPT OF STOCKHOLDER PROPOSAL

    Karpus Investment Management, Inc. d/b/a Karpus Investment Management ('KIM'), 183 Sullys Trail, Pittsford, New York 14534, has submitted the following proposal (the 'Karpus Proposal') for inclusion in this Proxy Statement. Such stockholder claims that it has owned shares of the Fund with a market value of at least $2,000 continuously for at least one year and intends to hold these shares continuously until the next stockholders' meeting.

    THE BOARD AND THE FUND ACCEPT NO RESPONSIBILITY FOR THE ACCURACY OF EITHER THE PROPOSAL OR THE STOCKHOLDER'S SUPPORTING STATEMENT.

    The full text of the stockholder's proposal follows below.

                                   * * * * *

    RESOLVED, that the stockholders of meVC Draper Fisher Jurvetson Fund I (MVC) recommend that the Board of Directors take all steps necessary to conduct a tender offer for 25 percent of the outstanding shares at an amount equal to 95 percent of the NAV in each year where the fund discount averages more than ten percent; provided, however, that MVC need not take such action if the effect of that action would be to impair the capital of MVC within the meaning of section 160 of the Delaware General Corporation Law.

    SUPPORTING STATEMENT: KIM believes current Fund Management of MVC is not making significant efforts to close the wide discount at which the fund trades. From May 26, 2000 through August 30, 2002, the Fund traded at an average discount of 34.95%.

    KIM believes a reasonable way for stockholders to recognize their investment value is through a tender offer of 25% of the outstanding shares. If this occurred, stockholders would increase the value of tendered shares by 49.47% (based on the August 30, 2002 NAV).

    It is KIM's opinion the Fund failed to address the persistently wide discount. As of September 17, 2002, the Fund held 72.6% of its assets in cash, charging an exorbitant 2.5% fee. Current low short-term rates are causing a negative return on almost 73% of the portfolio. If cash remains in the Fund, it will dwindle away as it performs at rates below fees.

    The Fund began trading on 5/26/00 at a market price of $18.99. On 9/17/02 the Fund closed at $7.76, a 59% LOSS. This abysmal performance occurred despite the 70% cash position. While stockholders were economically harmed, management collected over $7,000,000 in fees on cash balances (since inception).

    Management consoles stockholders by incorrectly comparing performances of MVC and the Nasdaq Index (CCMP) using uneven time periods. Management compares the performance of CCMP from March 31, 2000 to July 31, 2002 (-70.76%) to the performance of MVC from May 26, 2000 to July 31, 2002 (-60.48%). When comparing CCMP performance from May 26, 2000 to July 31, 2002, the disparity narrows significantly.

    It is questionable that the Fund compares the 35% invested MVC to the fully-invested CCMP. Assuming cash earned 0%, a fund that was 35% invested in CCMP and 65% invested in cash during the time period from May 26, 2000 to July 31, 2002 would have lost only 21.1% while MVC lost 60.48%.

    KIM believes conducting tender offers is a proven method for stockholders to recognize their investment value. Considering the Fund currently trades at a price lower than cash per share, a tender offer is a reasonable method to return value to stockholders. With a 25% tender of MVC at 95% of NAV, stockholders would recognize an immediate return of approximately 49.47% on tendered shares (based on price of $7.85 and NAV of $12.35 as of 8/30/02). If these tender offers are conducted yearly, stockholders will continue to increase their investment value.

                                   * * * * *

                             BOARD'S RECOMMENDATION


    THE BOARD OF DIRECTORS RECOMMENDS VOTING AGAINST THE PROPOSAL. The Board, including all of the Independent Directors, has determined that the stockholder's proposal would not be in the best interests of the Fund and its stockholders. The Board is not complacent about the discount of the Fund's stock to its net asset value and has been considering methods to effectively address this issue in a prudent manner that takes into account the interests of all of the Fund's stockholders, including the use of common stock repurchase programs, tender offers for outstanding shares and other alternatives. However, the Board believes that the stockholder's proposal is not in the best interests of the Fund and its stockholders, because it may require the Fund to:


     sell its holdings to raise cash to purchase tendered shares, at times when the portfolio manager does not believe that the Fund will be able to realize the full long-term value of the holdings, which could lead to a diminished long-term net asset value for the fund;

     incur increased transaction costs, which may be borne disproportionately by long-term investors as the Fund sells its holdings to raise cash to purchase tendered shares;

     maintain cash reserves to purchase tendered shares, thereby reducing the amount of the Fund's assets which may be invested; and

     incur potentially higher expense ratios if the size of the Fund materially decreases as a result of the proposed tender offers.

                                 REQUIRED VOTE

    The proposal is advisory only. Adoption of this Proposal 5 requires the approval of a majority of the shares of the Fund present in person or by proxy at the meeting, if a quorum is present at the Meeting. Should the proposal be approved by the stockholders, the Board will determine whether actions to implement such proposal are advisable.

    THE BOARD BELIEVES THAT THE STOCKHOLDER PROPOSAL IS NOT IN THE BEST INTERESTS OF THE FUND; ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE 'AGAINST' PROPOSAL NO. 5.

                 INFORMATION REGARDING INDEPENDENT ACCOUNTANTS

    The Board, upon recommendation of the Audit Committee, has selected PwC to audit the financial statements of the Fund for the fiscal year ending October 31, 2003.


    The aggregate fees billed by PwC for the fiscal year ended October 31, 2002 totalled $161,000 and were comprised of:



                       FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES                   AND IMPLEMENTATION FEES                     ALL OTHER FEES
----------                   -----------------------                     --------------
 $114,500                               None                                 $46,500


    The Audit Committee of the Fund has reviewed information presented by the Fund's independent accountants that addressed the matters set forth in Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered whether the provision of non-audit services to the Fund and of professional services to the Fund's former Advisor and to entities controlling, controlled by, and under common control with, the Fund's former advisor that provide services to the Fund is compatible with maintaining the independence of the Fund's independent accountants.

    Representatives from PwC are not expected to be present at the Meeting. The Fund knows of no direct or indirect interest of PwC in the Fund.

                             ADDITIONAL INFORMATION

EXPENSES

    The expense of preparation, printing and mailing of the enclosed WHITE proxy card and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund has retained MacKenzie Partners, Inc. ('MacKenzie') to assist in the solicitation of proxies. MacKenzie will be paid a fee of $125,000 plus significant out-of-pocket costs and expenses that are expected to be incurred in the solicitation. MacKenzie will employ approximately 50 persons to solicit stockholders. Supplementary solicitations may be made by mail, telephone, telegraph or personal interview. Such solicitation may be conducted by, among others, officers, Directors and employees of the Fund.

SOLICITATION AND VOTING OF PROXIES

    Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about January 29, 2003. As mentioned above, MacKenzie will be engaged to assist in the solicitation of proxies. As the Meeting date approaches, certain stockholders of the Fund may receive a call from a representative of MacKenzie if the Fund has not yet received their vote.

    Any proxy given by a stockholder is revocable. A stockholder may revoke a proxy at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any stockholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

BENEFICIAL OWNERSHIP; CHANGE OF CONTROL

    To the best of the Fund's knowledge, based upon filings made with the SEC, as of January 16, 2003, the only beneficial owner of more than five percent of the voting securities of the Fund is:

                                   NAME AND ADDRESS OF      NUMBER OF SHARES
TITLE OF CLASS                       BENEFICIAL OWNER      BENEFICIALLY OWNED   PERCENT OF CLASS
--------------                       ----------------      ------------------   ----------------
Common Stock...................  Millenco, L.P.
                                 666 Fifth Avenue
                                 New York, New York 10103      1,099,500              6.75%


    According to reports on Schedule 13D filed with the SEC on June 4, 2002, August 28, 2002 and January 16, 2003, by Millenco, Millenco acquired an aggregate of 1,099,500 shares of common stock of the Fund. The report filed on August 28, 2002 indicates that 1,049,500 of such shares were acquired by Millenco, the source of the funds used by Millenco to purchase these shares was investment capital, and the amount of the funds used to purchase such shares aggregated approximately $10,849,217 (exclusive of commissions).


STOCKHOLDER PROPOSALS

    If a stockholder intends to present a proposal at the Annual Meeting of Stockholders of the Fund to be held in 2004 and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the Secretary of the Fund at the office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025, and such proposal must be received by the Secretary no later than October 1, 2003.

    Stockholders wishing to present proposals at the Annual Meeting of Stockholders of the Fund to be held in 2004 must send written notice of such proposals to the Secretary of the Fund at the office of the Fund, 3000 Sand Hill Road, Building 1, Suite 155, Menlo Park, California 94025, and such notice must be received by the Secretary no sooner than November 30, 2003 and no later than December 30, 2003 in the form prescribed in the Fund's By-Laws.

                                 OTHER BUSINESS

    The Board knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the persons named on the enclosed WHITE proxy card to vote such proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Nino Marakovic

                                          Nino Marakovic
                                          Secretary

3000 Sand Hill Road, Building 1, Suite 155
Menlo Park, California 94025
January 29, 2003

                                                        ADOPTED JANUARY 16, 2002

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                 OF MVC CAPITAL

    The Board of Directors of each investment company listed on Appendix A hereto has adopted the following audit committee charter:

I. COMPOSITION OF THE AUDIT COMMITTEE

    The Audit Committee shall be composed of at least three Directors:

        (a) each of whom shall not be an 'interested person' of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, or an 'affiliated person' of the Fund, as described in
            Section 10A(m) of the Securities Exchange Act of 1934, as amended (the '1934 Act');

        (b) each of whom shall not accept any consulting, advisory, or other compensatory fee from the Fund (other than fees for serving on the Board of Directors or any committee thereof) or have any other relationship to the Fund that may interfere with the exercise of such person's independence from the Fund and Fund management;

        (c) each of whom shall otherwise satisfy the applicable independence requirements for any stock exchange or market quotation system on which Fund shares are listed or quoted;

        (d) each of whom shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and

        (e) at least one of whom shall have accounting or related financial management expertise as the Board of Directors interprets such qualification in its business judgment.

    The Audit Committee shall determine whether at least one member of the Audit Committee is a 'financial expert' as defined in rules promulgated by the U.S. Securities and Exchange Commission (the 'SEC') under the Sarbanes-Oxley Act of 2002.

II. PURPOSES OF THE AUDIT COMMITTEE

    The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the Fund's independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee should report regularly to the Board of Directors with respect to the matters described in Section III of this Audit Committee Charter. The Fund's independent accountants report directly to the Audit Committee. In addition, the Audit Committee shall consider and recommend to the full Board of Directors for its approval the compensation to be paid to each of the executive officers of the Fund.

III. RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

    The policies and procedures of the Audit Committee shall remain flexible to facilitate its ability to react to changing conditions and to generally discharge its functions. The following listed responsibilities describe areas of attention in broad terms.

    To carry out its purposes, the Audit Committee shall have the following responsibilities and duties:

        (a) upon submission of an application form by the Fund's independent accountants to the Public Company Accounting Oversight Board, to request: (i) a copy of such application form; (ii) any material amendments to such application form; and (iii) the written findings of the Public Company Accounting Oversight Board in connection with that Board's inspection of the Fund's independent accountants;

        (b) to preapprove all auditing services to be provided to the Fund by the Fund's independent accountants(1);

        (c) to preapprove all non-auditing services, including tax services, to be provided to the Fund by the Fund's independent accountants in accordance with the 1934 Act; provided, however, that the preapproval requirement with respect to the provision of non-auditing services to the Fund by the Fund's independent accountants may be waived by the Audit Committee under the circumstances described in the 1934 Act(2);

        (d) to ensure that the Fund's independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between such independent accountants and the Fund, consistent with Independence Standards Board Standard No. 1, to actively engage in a dialogue with the Fund's independent accountants with respect to any disclosed relationships or services that may affect the objectivity and independence of such independent accountants and, if deemed appropriate by the Audit Committee, to recommend that the Board of Directors take appropriate action in response to the report of such independent accountants to satisfy itself of the independence of such independent accountants;

        (e) to receive and consider specific representations from the Fund's independent accountants with respect to the independence of such accountants, audit partner rotation, and conflicts of interest described in Section 10A(1) of the 1934 Act, and to consider whether the provision of any non-audit services to the Fund by the Fund's independent accountants as described in Section III(c) of this Audit Committee Charter is compatible with maintaining the independence of those accountants;

        (f) to review arrangements for annual and special audits and the scope of such audits with the Fund's independent accountants;

        (g) to review and discuss the Fund's audited financial statements with Fund management;

        (h) to discuss with the independent accountants those matters required by Statement of Accounting Standards Nos. 61 and 90 relating to the Fund's financial statements, including, without limitation, any adjustment to such financial statements recommended by such independent accountants, or any other results of any audit;

        (i) to cause to be prepared and to review and submit any report, including any recommendation of the Audit Committee, required by SEC Rules to be included in the Fund's annual proxy statement;

        (j) to review legal and regulatory matters presented by counsel and the Fund's independent accountants that may have a material impact on the Fund's financial statements;

        (k) to establish and administer policies and procedures relating to: (i) the hiring of employees or former employees of the Fund's independent accountants; and (ii) the resolution of any disagreements between Fund management and the Fund's independent accountants regarding accounting and/or financial reporting policies and procedures;

---------
(1) The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals; provided, however, that the Audit Committee shall not delegate preapproval of the audit required by the 1934 Act. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

(2) The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such preapprovals. The decisions of any member or members of the Audit Committee to whom such authority has been given shall be reported to the full Audit Committee at each of its scheduled meetings.

        (l) to consider with the Fund's independent accountants their comments with respect to the quality and adequacy of the Fund's accounting and financial reporting policies, practices and internal controls and management's responses thereto, including, without limitation, the effect on the Fund of any recommendation of changes in accounting principles or practices by management or the independent accountants;

        (m) to receive and consider reports from the Fund's independent accountants regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Fund management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and Fund management, such as any management letter or schedule of unadjusted differences;

        (n) to receive reports from the principal executive officer and the principal financial officer, or persons performing similar functions, regarding: (i) all significant deficiencies in the design or operation of Fund internal controls that could adversely affect the Fund's ability to record, process, summarize, and report financial data and have identified for Fund's independent accountants any material weaknesses in internal controls; (ii) any fraud, whether or not material, that involves Fund management or other employees who have a significant role in the Fund's internal controls; and (iii) whether or not there were significant changes in the Fund's internal controls or in other factors that could significantly affect the Fund's internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses;

        (o) to establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

        (p) to discuss with Fund management and the Fund's independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Fund's internal controls and processes that could materially affect the Fund's financial statements and financial reporting;

        (q) to assist the Fund, if necessary, in preparing any written affirmation or written certification required to be filed with any stock exchange on which Fund shares are listed;

        (r) to review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors; and

        (s) to perform such other functions consistent with this Audit Committee Charter, the Fund's Articles of Incorporation, the Fund's By-laws, and applicable law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

    In fulfilling their responsibilities under this Audit Committee Charter, it is recognized that members of the Audit Committee are not full-time employees of the Fund. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct 'field work' or other types of auditing or accounting reviews or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations inside and outside the Fund from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations, absent actual knowledge to the contrary (which actual knowledge shall be promptly reported to the Board of Directors).

    Fund management is responsible for maintaining appropriate systems for accounting. The Fund's independent accountants are responsible for conducting a proper audit of the Fund's financial statements and are ultimately accountable to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to select (subject, if applicable, to shareholder approval) and evaluate the Fund's independent accountants, to determine the compensation of the Fund's independent accountants and, where appropriate, to replace the Fund's independent accountants.

IV. MEETINGS

    The Audit Committee shall meet regularly with the Fund's independent accountants (outside the presence of Fund management) and at least once annually with the representatives of Fund management responsible for the financial and accounting operations of the Fund. The Audit Committee shall hold special meetings at such times as the Audit Committee believes appropriate. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in such meeting can hear each other.

V. ASSISTANCE FROM FUND MANAGEMENT; AUTHORITY TO ENGAGE ADVISERS; FUNDING

    The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall have the power and authority to take all action it believes necessary or appropriate to discharge its responsibilities, including the power and authority to retain independent counsel and other advisers. The Fund shall provide for appropriate funding, as determined by the Audit Committee as a committee of the Board of Directors, for payment of compensation to: (i) the Fund's independent accountants and (ii) any advisers employed by the Audit Committee under this Section V.

Dated: January 16, 2003

If you have any questions concerning this Proxy Statement or need help voting your shares, please call:

                  [MACKENZIE PARTNERS LOGO]

                     105 Madison Avenue
                  New York, New York 10016
             email: proxy@mackenziepartners.com
                Call collect: (212) 929-5500
                OR TOLL FREE: (800) 322-2885
                 Facsimile: (212) 929-0308

                               APPENDIX 1

              WHITE PROXY

                   meVC DRAPER FISHER JURVETSON FUND I, INC.
                              (D/B/A MVC CAPITAL)

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 28, 2003

    The undersigned hereby appoints William Del Biaggio III and Franklin D. Loffer III and each of them, the proxy holders of the undersigned, with power of substitution to each of them, to vote all shares of the common stock of MVC Capital (the 'Fund') which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at Quadrus Conference Center, QCC Room, 2400 Sand Hill Road, Menlo Park, California 94025 on February 28, 2003 at 9:00 a.m. PST, and at any adjournment or postponement thereof. By signing this proxy card on the reverse side, the undersigned authorizes the appointed proxy holders to vote in their discretion on any other business which may properly come before the meeting or any adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S PROPOSALS 1, 2 AND 3, AND AGAINST STOCKHOLDER PROPOSALS 4 AND 5.

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND

                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

WHITE PROXY

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSALS 1, 2, AND 3.


                                                           withhold
                                              FOR ALL      from all    FOR ALL
                                              nominees     nominees    except
(1)  To elect two directors to serve for
     the remainder of the term to expire
     at the Annual Meeting of
     Stockholders to be held in 2004;
     John M. Grillos Michael H. Jordan


                                                           withhold
                                              FOR ALL      from all    FOR ALL
                                              nominees     nominees    except
(2)  To elect two directors to serve for
     the remainder of the term to expire
     at the Annual Meeting of
     Stockholders to be held in 2005;
     Laurence R. Hootnick Peter J. Locke

                                                FOR        AGAINST     ABSTAIN
(3)  To elect three directors to serve
     until the Annual Meeting of
     Stockholders to be held in 2006;
     Frederick M. Hoar Vincent H. Tobkin
     James K. Sims


Note: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s)

The appointed proxy holders will vote in their discretion on any other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD Of DIRECTORS RECOMMENDS VOTING AGAINST PROPOSALS 4 AND 5.

                                                FOR        AGAINST     ABSTAIN
(4)  To consider a stockholder proposal
     to recommend that the Fund's
     By-laws be amended to permit any
     stockholder owning at least five
     percent of the outstanding common
     stock of the Fund to demand that
     the Fund's Chairman, Vice Chairman,
     Chief Executive Officer, or
     President call a special meeting of
     stockholders:

                                                FOR        AGAINST     ABSTAIN
(5)  To consider a stockholder proposal
     to recommend that the Board of
     Directors conduct a tender offer
     for 25 percent of the outstanding
     shares of the Fund at an amount
     equal to 95 percent of the Fund's
     net asset value in any year where
     the Fund's discount averages over
     10 percent:


                                        Date
                                        ----------------------------------------

                                        Stockholder sign here
                                        ----------------------------------------

                                        Co-owner sign here
                                        ----------------------------------------

                                        Title
                                        ----------------------------------------

                                        If shares are held by an individual,
                                        sign your name exactly as it appears on
                                        this card. If shares are held jointly,
                                        either party may sign, but the name of
                                        the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.


                              FOLD AND DETACH HERE


                                   IMPORTANT:
                 PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD
                           IN THE ENCLOSED ENVELOPE!




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The dagger symbol shall be expressed as................................ 'D'
 The double dagger symbol shall be expressed as......................... 'DD'